UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2018

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310 Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Change in Registrant’s Certifying Accountants

(a) Dismissal of Ernst & Young LLP

The Audit Committee of the Board of Directors (the “Audit Committee”) of XOMA Corporation (the “Company”) conducted a review process to select the Company’s independent registered public accounting firm for the year ending December 31, 2018.

As a result of this process, on March 19, 2018, the Audit Committee dismissed Ernst & Young LLP (“E&Y”), the independent registered public accounting firm previously engaged to audit the Company’s financial statements, effective immediately.

E&Y’s reports on the Company’s financial statements for the fiscal years ended December 31, 2016 and 2017 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for the two fiscal years ended December 31, 2016 and 2017, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference thereto in its reports on the financial statements for such years. During the period described in the preceding sentence, there were no “reportable events” (as defined in the Securities and Exchange Commission Regulation S-K, Item 304 (a)(1)(v)).

The Company provided E&Y with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested E&Y to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of E&Y’s letter dated March 23, 2018 is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of Deloitte & Touche LLP

On March 19, 2018, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. During the Company’s two most recent fiscal years ended December 31, 2016 and December 31, 2017 and through the date of this Form 8-K, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and Deloitte did not provide any written report or oral advice that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item or a “reportable event” (as defined in Item 304 (a)(1)(v) of Regulation S-K).

The Company has requested that Deloitte review this Form 8-K and provided Deloitte the opportunity to furnish a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company. Deloitte has advised the Company that it has reviewed this Form 8-K and has no basis on which to submit a letter addressed to the Securities and Exchange Commission in response to Item 304 of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document

16.1	Letter of Ernst & Young LLP dated March 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2018	XOMA Corporation

	By:	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer